UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

ORBIS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-199205	38-39455474
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Peffer Law Circle Brampton, Ontario Canada	L6Y 0L6
(Address of principal executive offices)	(Zip Code)

(647) 308-5963

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On February 29, 2016, Orbis Corporation (the “Corporation”, “we”, “us”, “our”) underwent a change of control of ownership. On February 17, 2016, Manhor S. Bansal, our sole officer and director who owned 75,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), entered into (i) a Stock Purchase Agreement with Raymond Fang, pursuant to which Mr. Bansal would sell 25,000,000 of his shares of Common Stock to Mr. Fang on February 29, 2016 for a purchase price of $0.0001 per share (an aggregate purchase price of $2,500) (“Fang Sale”) and (ii) a Stock Purchase Agreement with Ekaterina Diumina, pursuant to which Mr. Bansal would sell 25,000,000 of his shares of Common Stock to Ms. Diumina on February 29, 2016 for a purchase price of $0.0001 per share (an aggregate purchase price of $2,500) (“Diumina Sale”; together with the Fang Sale, the “Sales”).

On February 29, 2016, the Sales closed pursuant to the terms of the Stock Purchase Agreements and Mr. Bansal retained ownership in 25,000,000 shares of Common Stock.

On February 29, 2016, the Corporation had 99,900,000 shares of Common Stock issued and outstanding. The aggregate sale of 50,000,000 shares of Common Stock (25,000,000 to Mr. Fang and 25,000,000 to Ms. Diumina) represented a transfer of 50.05% ownership in the Corporation.

Notwithstanding the change of ownership control of the Corporation on February 29, 2016, Mr. Bansal continues to serve as the sole officer and director of the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 29, 2016, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group. As of February 29, 2016, there were 99,900,000 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Manhor S. Bansal (2)	25,000,000	25.03%
All directors and executive officers as a group (1 person)	25,000,000	25.03%
Other 5% Holders:
Raymond Fang (3)	25,000,000	25.03%
Ekaterina Diumina (4)	25,000,000	25.03%

(1) Percent of Class is based on 99,900,000 shares issued and outstanding.

(2) Manhor S. Bansal, 100 Peffer Law Circle, Brampton, Ontario, Canada L6Y 0L6

(3) Raymond Fang, Fuli Cheng, Guangqumen Wai Dajie, Chaoyang District, Building A1, Suite 505, Beijing, 100022 China.

(4) Ekaterina Diumina, Tovaricsheskiy pr-t, 32 corpus #2, App #75, Sankt-Petersburg, 193231 Russia.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement, dated February 17, 2016, between Manhor S. Bansal and Raymond Fang

99.2	Stock Purchase Agreement, dated February 17, 2016, between Manhor S. Bansal and Ekaterina Diumina

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIS CORPORATION

Date: March 4, 2016	By:	/s/ Manhor S. Bansal
Manhor S. Bansal
President and Chief Executive Officer